EXHIBIT 5.1

          [Letterhead of Fried, Frank, Harris, Shriver & Jacobson
            (a partnership including professional corporations)]



June 24, 2002

Ribapharm Inc.                                      Direct Line: 212.859.8136
3300 Hyland Avenue                                  Fax: 212.859.8586
Costa Mesa, CA  92626


Ladies and Gentlemen:

          We have acted as special counsel to Ribapharm Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 22,500,000 shares (the "Option Plan Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock"), issuable pursuant to the Ribapharm Inc. 2002 Stock Option and Award Plan (the "Option Plan"), and 100,000 shares of Common Stock (the "Director Plan Shares") issuable pursuant to the Ribapharm Inc. 2002 Nonemployee Director Retainer Fee Plan (the "Director Plan"). All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others. We also have assumed that any future changes to the terms and conditions of the Option Plan and Director Plan will be duly authorized by the Company and will comply with all applicable laws.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

          1. The Option Plan Shares, when issued, paid for in an amount of consideration at least equal to the aggregate par value of the Option Plan Shares issued, and delivered in accordance with the provisions of the Option Plan and the applicable option agreements thereunder, will be duly authorized, validly issued, fully paid and non-assessable; and

          2. The Director Plan Shares, when issued, paid for in the form of past services rendered in an amount of consideration at least equal to the aggregate par value of the Director Plan Shares issued, and delivered in accordance with the provisions of the Director Plan, will be duly authorized, validly issued, fully paid and non-assessable.

          The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (the "GCLD") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and any reported judicial decisions interpreting the GCLD and the Delaware Constitution. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                               Very truly yours,

                               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                               By:  /s/ Jeffrey Bagner
                                    -------------------------------
                                    Jeffrey Bagner